Exhibit 99.1

MAQUIA CAPITAL ACQUISITION CORPORATION ANNOUNCES INCREASING ITS CONTRIBUTION TO TRUST ACCOUNT FOR EXTENSION AMENDMENT

Miami, FL, Nov. 02, 2022 (GLOBE NEWSWIRE) -- Maquia Capital Acquisition Corporation (“Maquia” or the “Company”) (Nasdaq: “MAQC”, “MAQCU”, “MAQCW”) announced today that Maquia Investments North America, LLC (the “Sponsor”) will increase its contribution to Maquia’s trust account from $0.0333 to $0.045 for each share of Class A common stock (as further detailed below), in connection with the stockholder vote to approve an amendment to its charter to extend the date by which Maquia has to complete an initial business combination from November 7, 2022 to May 7, 2023, or such earlier date as determined by the Company’s board of directors (the “Charter Extension”).

As a result of the above change, if the Charter Extension is approved and implemented, the Sponsor or its designees will contribute to the Company as a loan an aggregate of $ 0.045 for each share of Class A commons stock that is not redeemed, for each calendar month (commencing on November 7, 2022 and on the 7th day of each subsequent month) until May 7, 2023 (each, an “Extension Period”), or portion thereof, that is needed to complete an initial business combination (the “Contribution”). For example, if the Company take until February 7, 2023, to complete its initial business combination, which would represent three calendar months, the Sponsor or its designees would make aggregate Contributions resulting in a redemption amount of approximately $10.485 per unredeemed share, in comparison to the current redemption amount of $10.35 per share.

Each Contribution will be deposited in the trust account within five (5) business days from the beginning of such calendar month (or portion thereof). Accordingly, if the Charter Extension is approved and the Company needs until May 7, 2023, which is the full amount of time permitted by the Charter Extension, to complete its initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.62 per share, in comparison to the current redemption amount of $10.35 per share (assuming no public shares are redeemed).

Any Contribution is conditioned upon the implementation of the Charter Extension. No Contribution will occur if the Charter Extension is not approved or is not completed. The amount of each Contribution will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of its initial business combination. The Company will have the sole discretion whether to continue extending for additional calendar months until May 7, 2023. If the Company opts not to utilize any remaining portion of the Extension Period, then the Company will liquidate and dissolve promptly in accordance with its charter, and its Sponsor’s obligation to make additional contributions will terminate.

About Maquia Capital Acquisition Corporation

Maquia Capital Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Chief Executive Officer, Jeff Ransdell, Chief Financial Officer, Jeronimo Peralta, Chief Operating Officer, Guillermo Cruz, and Chief Investment Officer, Maggie Vo.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Charter Extension, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including Maquia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents Maquia has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Maquia expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

Maquia and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of Maquia in favor of the approval of the Charter Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Maquia’s directors and officers in the definitive proxy statement dated October 14, 2022 (the “Extension Proxy Statement”), which, when available, may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Charter Extension. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

Maquia urges investors, stockholders and other interested persons to read the Extension Proxy Statement as well as other documents filed by Maquia with the SEC, because these documents will contain important information about Maquia and the Charter Extension. When available, stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Maquia Acquisition Corporation, 50 Biscayne Boulevard, Suite 2406, Miami, FL 33132, e-mail: guillermo@maquiacapital.com.

INVESTOR RELATIONS CONTACT

Guillermo Eduardo Cruz Ruiz

Maquia Capital Acquisition Corporation

50 Biscayne Boulevard, Suite 2406, Miami, FL 33132

E-mail: guillermo@maquiacapital.com

Telephone: (305) 608-1395